Exhibit 99.1

Zoran Corporation:	Investors:
Karl Schneider	Bonnie McBride
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

For Immediate Release

ZORAN SENDS LETTER TO STOCKHOLDERS

Urges Stockholders Prevent Ramius From Taking Control of the Board and the Company

and NOT Sign White Ramius Consent Card

Zoran’s Strategic Plan Offers A Clear Plan To Return The Company To Profitable Growth

By The Second Half Of 2011

SUNNYVALE, CA – January 25, 2011 - Zoran Corporation (NASDAQ:ZRAN) today issued the following letter, which will be mailed to its stockholders.

Zoran’s Board urges all Zoran stockholders to reject Ramius’ efforts to take control of the Board of Directors and the Company through its consent solicitation and to disregard Ramius’ consent efforts and discard any materials sent by Ramius.

*** DO NOT ALLOW RAMIUS TO TAKE CONTROL OF YOUR BOARD AND YOUR

COMPANY ***

*** DO NOT SIGN ANY WHITE RAMIUS CONSENT ***

January 25, 2011

Dear Zoran Stockholder:

You may recently have received consent solicitation materials from Ramius LLC, a hedge fund that accumulated its entire stake in Zoran within the past three months. Ramius is asking you to sign a consent form to oust virtually the entire board that you elected last year. In place of all six independent directors of Zoran, or more than 85% of the Board, Ramius is asking you to turn over control to a slate of directors chosen by them before the Company’s strategic plan can be fully executed and its benefits fully realized.

ZORAN STOCKHOLDERS HAVE A CLEAR CHOICE:

☒ IGNORE RAMIUS’ UNFOUNDED ATTEMPTS TO OUST YOUR INDEPENDENT BOARD MEMBERS

☒ SUPPORT ZORAN’S PLAN FOR DELIVERING VALUE

☒ MAKE A MORE INFORMED DECISION AT THE 2011 ANNUAL MEETING

ZORAN STOCKHOLDERS SHOULD CONSIDER THE FOLLOWING BEFORE ACTING IN SUPPORT OF RAMIUS:

1.	Ramius is making a number of factually erroneous and misleading assertions about Zoran’s past and potential future performance

2.	Ramius’ consent solicitation is timed to force a decision before the results of Zoran’s current plan can be properly evaluated by stockholders

3.	Zoran has a detailed and compelling strategic plan that is projected to return the Company to profitability and create further stockholder value. Zoran’s Board is committed to reevaluating this plan if its assumptions prove unfounded, including potentially exiting the DTV business altogether

4.	Ramius offers no new plan for Zoran

5.	Ramius’ slate of directors lacks substantive experience with any of Zoran’s current businesses. Zoran’s Board is more qualified than Ramius’ nominees and is best positioned to oversee value creation through Zoran’s strategic plan.

6.	Zoran’s Annual Meeting is only months away, providing an opportunity for stockholders to judge the success of Zoran’s plan

1. Ramius is making a number of factually erroneous and misleading assertions about Zoran’s past and potential future performance

Ramius offers only hypothetical forward-looking analyses based on estimated trailing financials, which exclude the impact of the major restructuring and cost improvements already in effect, as well as changing market dynamics and renewed customer momentum that will affect Zoran’s future results. Ramius contends that if Zoran exited its DTV and DVD businesses and concentrated on its DSC and Printer businesses and Microtune’s cable business, the Company’s operating profits would be increased from $(16.2) to $59.2 million, an increase of $75.4 million. This is simply not true. The facts are:

•	Zoran’s DVD business is now purely a source of revenue at very little cost and is expected to be profitable in every quarter of 2011;

•

The premature shut down of Zoran’s DTV business would not reduce operating expenses or increase profits to the extent that Ramius contends. Specifically, Ramius fails to account for (1) the 10 to 15% increase in manufacturing costs resulting from reduced volume with our outsourced manufacturing partners, (2) the 10 to 20 % stranded R&D and SG&A costs that remain behind due to our shared operating expense model, (3) shut down or extraction costs; and (4) lost revenue potential;

•	Ramius’ plan to shut down DTV (including STB) and DVD could actually result in an operating loss in 2011 given the substantial increase in COGS and stranded operating expenses;

•

Ramius includes STB in its DTV estimates, drawing inaccurate conclusions about the true operating performance of these business segments, which undermines many of their conclusions and underscores their lack of understanding of Zoran’s business;

•

As a result of the significant restructuring that Zoran has already undertaken, the Company’s drastically stronger position in the DTV market, and the general recovery in DTV expected in 2011, Zoran expects to be profitable and cash-flow positive for 2011 as a whole; and

•	Ramius fails to understand substantial revenue and cost synergies existing between our DTV and STB business segments and Microtune, a portion of which would be lost in the event of an exit of DTV.

2. Ramius’ consent solicitation is timed to force a decision before the results of Zoran’s current plan can be properly evaluated by stockholders

To achieve the Company’s overall growth and profitability objectives, we have set design win, revenue and profitability targets for our DTV business segment. These include:

•	New customer wins and commitments that generate revenue growth and profitability beginning in 2011 and throughout 2012 and beyond;

•	Entry into at least two new tier-one customers for both our frame rate conversion (FRC) and system on a chip (SoC) solutions to ship by the second half of 2011 or early 2012;

•	The addition of at least four new significant customers in total to enhance customer diversification and reduce dependence on any single customer; and

•	Maintenance of our new and improved cost structure to enable earnings leverage as Zoran’s revenue base grows.

As evidenced by our recently announced tier-one design wins, we are already executing against these targets.

Contrary to Ramius’ assertions, which are based in large part upon erroneous financial assumptions, we believe that exiting the DTV and the STB business segments now – at a pivotal stage of the design cycle, with significant projected near-term growth, and following significant investment made by the Company – is not in the best interests of Zoran’s stockholders. We are in the midst of a key design cycle for our new platform of products where typically 80-90% of the design wins, which will correspond to shipments in Q4 2011 and into 2012, are awarded by the end of the current quarter. A consent in favor of Ramius and its director nominees at this time could cause Zoran to write off a substantial investment in DTV and STB and deprive stockholders of the significant upside and optionality inherent in our strategy to achieve profitable growth.

3. Zoran has a detailed and compelling strategic plan that is projected to return the Company to profitability and create further stockholder value. Zoran’s Board is committed to reevaluating this plan if its assumptions prove unfounded, including potentially exiting the DTV business altogether

Below are some of the aggressive strategic actions taken by Zoran’s Board and management to execute against Zoran’s plan to return to sustainable and profitable growth:

•

Repositioned Zoran’s DTV product portfolio and go-to-market strategy. Zoran’s current position in the DTV market is fundamentally different than one year ago and, we believe, stronger than that of our competitors. Zoran has a successful history of serving the value segment of the market with a particular focus on the U.S., where Zoran has been, and still is, the DTV market share leader.[1] However, in 2010, the overall U.S. DTV market suffered significant declines in demand and, in particular, the value segment experienced significant challenges and dramatic pricing pressure.

For 2011, the DTV market outlook has improved significantly and, more importantly, Zoran is one of the only companies that has a new generation of DTV solutions based on a universal platform that allows TV manufacturers to use the same platform in worldwide regional markets including the U.S., Europe, China, Japan and South America, while only changing software. This is critical to our success as each region outside of the U.S. requires a distinct local certification for its digital standard, enabling Zoran to shorten time-to-market for TV manufacturers while reducing development costs. Importantly, this new SoC family is based on 40nm technology which gives customers cost and power consumption advantages. Further, these solutions address virtually all areas of the market, from the mainstream value segments to very high-end, connected and 3D TVs, giving Zoran a competitive advantage to capture tier-one manufacturers as well as ODMs. Based on real-time customer feedback and our active engagements with customers, many of which are tier-one manufacturers, we believe we are strongly positioned to secure multiple, material wins during the current design cycle. We also see opportunities to both displace the competition and provide tier-one customers superior and more cost-effective solutions to what they can develop internally.

[1]	Lawson, Randy. www.isuppli.com. November 17, 2010.

Another distinct advantage Zoran has in securing additional new tier-one customers is our superior FRC solution, as evidenced by our recent tier-one design wins. Zoran’s FRC is based on a unique set of mathematical algorithms that overcome deficiencies in existing and competitive technologies such as artifact reduction and elimination of image blur. The momentum around our FRC among a wide range of customers is creating multiple new opportunities for our TV solutions and is validating Zoran as a viable and attractive supplier to the DTV market. The FRC is being sold as a stand-alone product; however, many customers are seeing the benefit of combining the two solutions for ease of development and cost-reduction reasons. We have already won two designs from tier-one manufacturers for the latest SoC for TVs and are actively engaged with two more. With this repositioned product portfolio, we believe that Zoran is fundamentally better positioned in DTV entering 2011 than it was one year ago.

•

Restructured and streamlined Zoran’s DTV expense base to reduce breakeven revenue level. We meaningfully improved the Company’s cost structure in DTV by reallocating resources to lower-cost geographies, developing products based on 40nm technology and better leveraging Zoran’s engineering resources. Through these and other cost-reduction efforts, we have already reduced DTV’s projected annual non-GAAP operating expenses by approximately 13 percent in 2011 and have reduced our breakeven revenue level to approximately $30 to $35 million per quarter.

•

Restructured Zoran’s DVD business segment to harvest end-of-life revenues. We have discontinued DVD investments in light of poor industry fundamentals and despite Zoran’s past leadership in the DVD market. During the fourth quarter of 2010, we reduced our headcount in DVD by over 70 percent, keeping only a necessary team of employees dedicated to supporting existing customers. These actions will enable Zoran to harvest end-of-life revenues and be profitable in this business segment throughout 2011.

•

Completed the acquisition of Microtune. On December 1, 2010, we further enhanced the Company’s portfolio by completing the acquisition of Microtune, which we expect to be accretive to earnings beginning in the first quarter of 2011, and contribute meaningfully to earnings throughout the year.

Microtune complements Zoran in a number of areas and establishes Zoran as a leader in the growing Set-Top-Box market. Manufacturers can now rely on Zoran to help them both quickly scale cost-performance benefit and reduce time-to-market for future generations of cable set-top-boxes. With new standards for demodulation being set in China, Europe and Australia, Zoran will be able to offer customers fully-integrated receivers using the advanced demodulator technologies of both companies. In addition, over the next several years, the DTV market is expected to transition to single-chip TV tuners as TV manufacturers meet the growing demand for high-performance, smaller and more cost-effective solutions. By leveraging the technologies of the combined company, Zoran is uniquely positioned to emerge as a leader in that segment. The acquisition is already proving to be very synergistic, creating multiple cross-selling opportunities, technology integration and creating a single point of service for customers.

We note that each of these actions was taken proactively by Zoran, prior to Ramius’ accumulation and the announcement of its consent solicitation.

4. Ramius offers no new plan for Zoran

Ramius states that it has a “Better Plan” for Zoran. However, instead of providing tangible strategic and operational actions differentiated from Zoran’s current strategic plan, Ramius offers vague statements such as “deliver positive results,” “establish a best-in class financial performance vision,” and “realize the full potential of the business.” The “action” items underlying these statements represent general management principles such as setting performance targets, evaluating return on investment, identifying growth and profit opportunities, aligning compensation with performance, and providing clear external reporting – principles to which Zoran’s Board and management have always subscribed.

Where Ramius does offer specific targets or strategies for Zoran, they are largely plagiarized from Zoran’s current strategic plan. Such redundancies include:

•

Explore alternatives for DTV and restructure costs: Zoran’s Board, prior to Ramius’ accumulation, proactively undertook a review of DTV alternatives and implemented a fundamental restructuring of the business, as described above.

•	Explore alternatives for DVD: Zoran’s Board, prior to Ramius’ accumulation, has already slashed costs and limited operations in DVD to harvest end-of-life revenues.

•

Set a 15-20% operating margin target for Digital Still Camera: Zoran traditionally has met or exceeded this targeted range and achieved a 20% non-GAAP operating margin in the segment on an LTM basis as of September 30, 2010.

•

Develop growth areas for the DSC business segment: Zoran has already made significant progress applying its COACH technology to a variety of growing segments, having secured recent wins for an IP security camera, an interchangeable lens camera, multiple digital video recorders, and is addressing emerging opportunities such as surveillance and Skype TV.

•

Restructure the Printer business segment to end further investment in its color laser opportunities: Ramius overstates the Company’s investment in color laser because they fail to note that Zoran’s SoC for color laser is the same as for monochrome printers and document scanners, which also results in a far greater target market. Further, Ramius sets a target of 25-30% operating margins for the Printer business segment: Zoran traditionally has met or exceeded this targeted range and has achieved a 29% non-GAAP operating margin in the segment on an LTM basis as of September 30, 2010.

These statements reflect Ramius’ inability to delineate a substantive strategic plan for Zoran as well as a fundamental lack of understanding of Zoran’s business.

5. Ramius’ slate of directors lacks substantive experience with any of Zoran’s current businesses. Zoran’s Board is more qualified than Ramius’ nominees and is best positioned to oversee value creation through Zoran’s strategic plan.

As a result of the actions taken by your Board and management team, we expect: (i) our DVD business segment to be profitable in every quarter of 2011; (ii) our DTV business segment to achieve breakeven profitability in the third quarter of 2011; and (iii) Zoran as a whole to be profitable and cash flow positive in both the third and fourth quarters of 2011 as well as profitable and cash flow positive for the full year of 2011.

We believe that the cost structure improvements we have made and the anticipated design wins resulting from our improved competitive position will drive our return to profitability and, when combined with the forecasted recovery and significant growth in the global DTV market, could lead to substantial outperformance by Zoran. We are seeing design momentum beginning to build within DTV and have recently secured two top-tier wins for our SoC and FRC solutions. By sustaining this momentum, Zoran will be able to capitalize on the continuing lucrative opportunities in the higher-end segments of the DTV market.

As a result of the changes in DVD, Zoran assured its transition to a profitable business segment throughout 2011. Moreover, our efforts in DTV will result in a projected 13% decrease in annual non-GAAP operating expenses in that business and a lower breakeven revenue level of $30 million to $35 million per quarter, which we expect to achieve in Q3 2011.

Your Board, which is comprised of seven directors, six of whom are independent, is annually elected. Zoran’s directors are each proven business leaders who possess deep knowledge of Zoran and its markets. Every single member of our Board has significant semiconductor or microelectronics experience from an operational, investing or academic perspective, contrary to Ramius’ suggestion that Zoran’s directors have limited relevant industry experience. Ramius’ slate of directors, on the other hand, lacks substantive experience with any of Zoran’s current businesses and its appointment could create significant delay and disruption at a critical point in Zoran’s turnaround.

We strongly believe the leadership and continuity of your Board is critical to the success of Zoran’s ongoing efforts to deliver profitable growth.

6. Zoran’s Annual Meeting is only months away, providing an opportunity for stockholders to judge the success of Zoran’s plan

In only a few months the current DTV design cycle will come to a close and the outcome will provide Zoran and its stockholders with significantly more information with which to assess the Company’s DTV strategy and our ability to achieve tangible, profitable results in that business segment. Consider the following comment from an independent research analyst:

“The initial indications of top-tier DTV design wins should give investors pause before electing to pull the plug on Zoran’s DTV business… we see more reward than risk in seeing what the final months of this design cycle bring.”2

Do not be distracted by Ramius’ attempts to persuade Zoran stockholders to allow Ramius to take control of the Company’s Board of Directors in a timeframe opportunistically chosen by Ramius to precede critical data needed to properly judge the success of Zoran’s plan to deliver further stockholder value.

[2]	Reiner, Yair. Oppenheimer, Finding A Footing on Thin Ice, January 24, 2011 (Permission to use quotation neither sought nor obtained.)

REJECT RAMIUS’ ATTEMPT TO TAKE CONTROL OF ZORAN

DO NOT SIGN ANY RAMIUS WHITE CONSENT CARDS

We urge all stockholders to reject Ramius’ efforts to take control of Zoran’s Board and the Company through its consent solicitation; and to do so, you simply need to do nothing. As promptly as practicable following the announcement of Zoran’s results for the fourth quarter and full year 2010 on February 3, 2011, the Company will mail to stockholders a Consent Revocation Statement, incorporating the Company’s fiscal 2010 results, in opposition to the Consent Solicitation Statement filed by Ramius. The delay in filing Zoran’s Consent Revocation Statement has been caused by Ramius’ changing the timeframe of its consent. We advise you to ignore Ramius’ arbitrary choice of March 1, 2011 as a day for the submission of consents. The Board of Directors believes that consents delivered in response to Ramius’ solicitation after February 4, 2011, or from stockholders who were not record holders on December 6, 2010, will be ineffective to enact the proposals submitted by Ramius. We urge all stockholders to disregard Ramius’ consent efforts and discard any materials that may have been sent to you by Ramius.

If you have any questions or require assistance please contact Zoran’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at 800-322-2885 or collect at 212-929-5500.

Sincerely,

Uzia Galil	Levy Gerzberg
Chairman of the Board	President and CEO

About Zoran Corporation

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receiver (silicon tuners), Blu-ray Player, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward Looking Statements

This communication contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under Zoran’s control. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: Zoran’s ability to acquire new, and increase its business from current, customers; potential declines in Zoran’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for Zoran’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; Zoran’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by Zoran and its competitors, and of transitions away from older products; intense competition in Zoran’s markets and in the markets in which its customers operate; Zoran’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on Zoran’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the Fund’s proposals pass; or certain other actions taken by Zoran. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. Zoran assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial information, including non-GAAP operating expense for our DTV business, non-GAAP operating margin for our digital still camera business, and non-GAAP operating margin for our printer business. These non-GAAP measures exclude amortization of acquired intangible assets, acquisition related expenses, stock-based compensation expense and non-recurring litigation settlements. In addition, we do not report operating expense by business line in our GAAP financial statements, and we have calculated the foregoing measures by allocating our company-wide non-GAAP operating expense, both direct and indirect, among business lines. Descriptions of the expenses excluded from our company-wide non-GAAP operating expense for various periods are included in our quarterly earnings releases, which are available on our website at http://www.zoran.com/Press-Releases.

We have not included in this press release a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to the difficulty and subjectivity of allocating the excluded items among business lines (including the amortization of intangibles used across business lines, expenses for acquisitions affecting several business lines, stock-based compensation for employees who provide services to several business lines, and expenses for litigation affecting several business lines), not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available. Reconciliations of our company-wide non-GAAP net income to company-wide GAAP net income for various periods, which include quantitative reconciliations of all the expenses excluded from the non-GAAP financial information included in this press release, are included in our quarterly earnings releases, which are available on our website at http://www.zoran.com/Press-Releases.

We believe that the non-GAAP financial information in this press release provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations, because it excludes items that management considers to be outside of our core operating results, and because it is responsive to the business line-specific statements made by Ramius. We believe that this non-GAAP financial information, in combination with our financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance, including in the business lines relevant to Ramius’s statements about our company. In addition, our management uses these non-GAAP measures to review and assess the financial performance of the Company and its business lines, and to plan and forecast performance in future periods. These financial measures are not prepared in accordance with GAAP, are not alternatives to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. In addition, while we believe the methodology we used to allocate operating expenses among business lines is sound, these allocations are not part of our GAAP financial statements and have not been reviewed by our auditors.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by the Fund to remove and replace the Board (the “Consent Solicitation”). Zoran plans to file a consent revocation statement with the SEC in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Zoran’s website at www.zoran.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, Zoran will mail the definitive Consent Revocation Statement and a form of BLUE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at Zoran’s website at www.zoran.com.